UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

HealthLynked Corp.

(Exact name of registrant as specified in charter)

Nevada	000-55768	47-1634127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1265 Creekside Parkway, Suite 302, Naples FL 34108

(Address of principal executive offices)

(800) 928-7144

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of George O'Leary

On January 5, 2024, George O'Leary tendered his resignation as Chief Financial Officer of HealthLynked Corp., a Nevada corporation (the “Company”) effective April 4, 2024. Mr. O’Leary's resignation is not a result of any disagreement between himself and the Company, its management, the Company’s Board of Directors (the “Board”) or any committee of the Board. Mr. O'Leary will continue to serve the Company as a member of the Board. The Company appreciates Mr. O'Leary’s diligent service as Chief Financial Officer and looks forward to his continued directorship.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHLYNKED CORP.

Date: January 11, 2024	/s/ Michael Dent
Michael Dent
Chief Executive Officer and Chairman

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